Exhibit 99.17


                               SECOND AMENDMENT TO
                               -------------------
                           CHANGE IN CONTROL AGREEMENT
                           ---------------------------


     This is an amendment to the CHANGE IN CONTROL AGREEMENT and FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT previously entered into on January 28, 1999 and June 7, 2001, respectively, by and between BRUCE MACLIN and SAN JOAQUIN BANK (collectively, the "CHANGE IN CONTROL AGREEMENT").

The parties to this AMENDMENT hereby agreeto the following:

A. That the creation of the bank holding company to be named San Joaquin Bancorp., a California corporation, and the subsequent acquisition of San Joaquin Bank, a California corporation, by San Joaquin Bancorp., does not constitute a "Change in Control" under Paragraph 1.(a) of the CHANGE IN CONTROL AGREEMENT.

B. That the change of BRUCE MACLIN's employment status from Chairman of the Board of San Joaquin Bank to Chairman of the Board and Chief Executive Officer of San Joaquin Bancorp., and Chainnan of the Board of San Joaquin Bank, does not constitute "Good Reason" under Paragraph 1.(b) of the CHANGE IN CONTROL AGREEMENT.

C. That neither the transaction described in Paragraph A above nor the change in employment status of BRUCE MACLIN described in Paragraph B above entitles BRUCE MACLTN to the Severance Payment described in Paragraph l.(c) or Paragraph 1.(d) of the CHANGE IN CONTROL AGREEMENT, or to any benefits in the Incentive Programs described in Paragraph 1.(e) of the CHANGE INCONTROL AGREEMENT.

NOW, THEREFORE,the parties to this AMENDMENT hereby agree to amend the CHANGE IN CONTROL AGREEMENT as follows:

     1. The words "SAN JOAQUIN BANK, (the "Bank")" in the initial paragraph are hereby changed to state:

               SAN JOAQUIN BANK and SAN JOAQUIN BANCORP.
               For purposes of this Agreement, the term the "Bank" shall hereinafter collectiveIy referto SAN JOAQUIN BANK and/or SAN JOAQUIN BANCORP.

     2. In all other respects, the parties reaffirm the CHANGE IN CONTROL AGREEMENT dated January 28, 1999 and amended on June 7, 2001.


                            [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of San Joaquin Bank and San Joaquin Bancorp by its duly authorized officers, this 30th day of April, 2003.


EXECUTIVE:                            SAN JOAQUIN BANK



/s/ Bruce Maclin                      By:  /s/ Bart Hill
--------------------------------         ----------------------------------
Bruce Maclin                          Bart Hill, President and CEO


                                      By:  /s/ Stephen M. Annis
                                         ----------------------------------
                                      Steve Annis, Chief Financial Officer



                                      SAN JOAQUIN BANCORP



                                      By:  /s/ Bart Hill
                                         ----------------------------------
                                      Bart Hill, President


                                      By:  /s/ Stephen M. Annis
                                         ----------------------------------
                                      Steve Annis, Chief Financial Officer



      [SIGNATURE PAGE TO SECOND AMENDMENT TO CHANGE IN CONTROL AGREEMENT]

                                       2